Exhibit 99.1

Aspen Technology Announces Financial Results for Fiscal 2006 Third-Quarter
Strong license revenue growth drives significant upside on profitability

CAMBRIDGE, Mass. – May 9, 2006 – Aspen Technology, Inc. (Nasdaq: AZPN), a leading provider of software and services to the process industries, today announced its financial results for its fiscal 2006 third quarter, ended March 31, 2006.

For the quarter ended March 31, 2006, AspenTech reported total revenue of $77.1 million, an increase of 20% from the prior year period.  Strong top line results were driven by license revenue of $41.7 million, an increase of 34% from the prior year period.  Services revenue was $35.4 million, an increase of 7% from the prior year period.

Mark Fusco, President and CEO of AspenTech, stated, “We are extremely pleased with our third quarter results, which were strong across all key income statement, balance sheet and cash flow metrics.  We continue to make progress toward our goal of returning AspenTech to a growth company that is able to deliver significant profitability and consistent financial results.”  Fusco added, “The momentum in our business is being driven by strong fundamentals in our end user markets, our market leadership position and growing market acceptance of our unique, integrated aspenONE solutions.”

For the quarter ended March 31, 2006, AspenTech’s income from operations and net income applicable to common shareholders, determined in accordance with generally accepted accounting principles (GAAP), were $9.3 million and $3.2 million, respectively.  This represents an increase from a GAAP loss from operations of ($9.4) million and net loss applicable to common shareholders of ($13.7) million in the same period last year. GAAP net income per share applicable to common shareholders on a diluted basis was $0.06 for the quarter ended March 31, 2006, compared with a net loss per share applicable to common shareholders of ($0.32) in the same period last year.

For the quarter ended March 31, 2006, non-GAAP net income, which excludes items covered in the attached non-GAAP reconciliation table, was $10.8 million, resulting in non-GAAP earnings per share of $0.12, compared to management’s guidance given in February 2006 of $0.06 to $0.08 per share.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included with this press release. An explanation of these measures is included below under the heading “Non-GAAP Financial Measures.”  The company is reporting these non-GAAP financial results for the fiscal 2006 third quarter solely for the purpose of providing consistency with previously issued guidance, which was presented on a non-GAAP basis.  Beginning with the fiscal 2006 fourth quarter, AspenTech will provide guidance only on a GAAP basis.

Charles Kane, CFO of AspenTech, stated, “In addition to rapid revenue growth and expanding profitability, AspenTech also continued to strengthen the balance sheet and improve cash flow during the March quarter.  The scalability of our business model is being demonstrated with the return to improved top line growth.”

Conference Call and Webcast

AspenTech will host a conference call and webcast today, May 9, 2006, at 4:45 pm (EST) to discuss the Company's financial results, business outlook, and related corporate and financial matters. The live dial in number is: 1-877-239-3024, conference ID code: 7899945. Interested parties may also listen to a live webcast of the call by logging on to AspenTech’s website: http://www.aspentech.com and clicking on the “webcast” link under the Investor Relations section of the site. A replay of the call will be archived on AspenTech’s website and will also be available via telephone at: 1-800-642-1687 or 1-706-645-9291, conference ID code 7899945, through May 16, 2006.

Non-GAAP Results

This release contains non-GAAP financial measures, consisting of non-GAAP total expenses, non-GAAP net income and non-GAAP earnings per share, that exclude the following items:

•                amortization of technology related intangible assets associated with intellectual property acquired in business combinations completed in fiscal years 2001 and 2002, which represents a non-cash recurring charge;

•                stock-based compensation costs accounted for under Statement of Financial Accounting Standards No. 123R “Share-Based Payment”, which was adopted in fiscal year 2006 and has no comparative amount in the prior year period;

•                restructuring charges primarily related to reductions in headcount and closure of facilities, which do not contribute to the ongoing operations of the Company’s business;

•                reversal of a sales-tax reserve originally recorded in fiscal 2005, which represented a non-cash, non-recurring charge that the Company’s management considered to be unusual at the time; and

•                preferred stock discount and dividend accretion related to the Company’s redeemable convertible series D preferred stock, which management considers to be a non-cash recurring charge.

A reconciliation of these non-GAAP measures to the most directly comparable GAAP measures is included in the financial statement tables presented in this release.

AspenTech is reporting these non-GAAP financial results for the fiscal 2006 third quarter solely for the purpose of providing consistency with previously issued guidance, which was presented on a non-GAAP basis.  Beginning with the fiscal 2006 fourth quarter, AspenTech will provide guidance only on a GAAP basis.

These non-GAAP financial measures should not be considered in isolation to, or as a substitute for, the financial results presented in accordance with GAAP.

These non-GAAP measures have inherent limitations because they do not include all items of income and expense that impact AspenTech’s operations and because they lack comparability to the GAAP financial results of AspenTech’s competitors.

About AspenTech

Aspen Technology, Inc. provides industry-leading software and professional services that help process companies improve efficiency and profitability by enabling them to model, manage and control their operations. The new generation of integrated aspenONE ™ solutions are aligned with the key industry business processes, providing manufacturers the capabilities they need to optimize operational performance, make real-time decisions and synchronize the plant and supply chain. Over 1,500 leading companies already rely on AspenTech’s software, including Bayer, BASF, BP, Chevron Corporation, DuPont, ExxonMobil, Fluor, GlaxoSmithKline, Sanofi-Aventis, Shell and Total. For more information, visit www.aspentech.com.

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AspenTech, aspenONE and the aspen leaf logo are trademarks of Aspen Technology, Inc., Cambridge, Mass.

— tables follow —

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Contact

MEDIA CONTACT:
Elisa Logan
Aspen Technology, Inc.
(617) 949-1398
elisa.logan@aspentech.com

INVESTOR CONTACT:
Kori Doherty
Integrated Corporate Relations
(617) 217-2084
kdoherty@icrinc.com

ASPEN TECHNOLOGY, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 31,	March 31,	March 31,	March 31,
	2006	2005	2006	2005
	(Unaudited)
REVENUES:
Software licenses	$41,750	$31,097	$107,757	$93,102
Service and other	35,351	33,121	105,788	106,011
Total revenues	77,101	64,218	213,545	199,113

COST OF REVENUES:
Cost of software licenses	4,518	4,035	12,544	12,707
Cost of service and other	18,231	19,215	53,334	63,236
Amortization of technology related intangible assets	1,776	1,778	5,331	5,330
Total cost of revenues	24,525	25,028	71,209	81,273

Gross profit	52,576	39,190	142,336	117,840

OPERATING COSTS:
Selling and marketing	21,325	24,299	60,596	70,075
Research and development	11,844	11,552	33,749	35,309
General and administrative	9,498	12,746	29,567	35,867
Restructuring charges	534	(97)	3,728	21,630
Loss (gain) on sales and disposals of assets	103	81	480	(276)
Total operating costs	43,304	48,581	128,120	162,605

Income (loss) from operations	9,272	(9,391)	14,216	(44,765)

Other income (expense), net	304	(16)	696	(58)
Interest income, net	558	477	953	1,788

Income (loss) before income tax benefit (provision)	10,134	(8,930)	15,865	(43,035)

Income tax benefit (provision)	(3,083)	(1,133)	(5,803)	(220)

Net income (loss)	7,051	(10,063)	10,062	(43,255)

Accretion of preferred stock discount and dividend	(3,888)	(3,630)	(11,509)	(10,747)

Net income (loss) applicable to common shareholders	$3,163	$(13,693)	$(1,447)	$(54,002)

EARNINGS PER SHARE:
Net income (loss) per share applicable to common shareholders - Basic	$0.07	$(0.32)	$(0.03)	$(1.28)
Net income (loss) per share applicable to common shareholders - Diluted	$0.06	$(0.32)	$(0.03)	$(1.28)

Weighted average shares outstanding - Basic	44,561	42,639	43,843	42,193
Weighted average shares outstanding - Diluted	55,497	42,639	43,843	42,193

NON-GAAP EARNINGS PER SHARE:

Non-GAAP net income excludes Accretion of preferred stock discount and dividend, Amortization of technology related intangible assets, Stock-based compensation costs, Restructuring charges, and the reversal of a sales tax reserve accrual. Non-GAAP weighted average shares outstanding assumes the conversion of the Series D preferred stock to common stock.

Net income	$10,751

Diluted net income per share	$0.12

Weighted average shares outstanding - diluted	91,834

Supplemental information -

	Three Months Ended		Nine Months Ended
	March 31,	March 31,	March 31,	March 31,
	2006	2005	2006	2005
	(Unaudited)
Stock-based compensation costs included in the Statements of Operations

Effective July 1, 2005, AspenTech adopted SFAS 123R, "Share-Based Payment," and uses the modified prospective method to value its share-based payments. Accordingly, for the three and six months ended December 31, 2005, stock-based compensation was accounted for under SFAS 123R while for the three and six months ended December 31, 2004, stock-based compensation was accounted for under APB 25, Accounting for Stock Issued to Employees, as permitted by SFAS 123. The amounts in the attached Statements of Operations include stock-based compensation as follows:

Cost of service and other	$293	$—	$825	$—
Selling and marketing	543	—	1,501	—
Research and development	240	—	676	—
General and administrative	549	—	1,995	—

Total stock-based compensation	$1,625	$—	$4,997	$—

Reconciliation of total expenses to non-GAAP total expenses

Total expenses (cost of revenues and operating costs)	$67,829

Amortization of technology related intangible assets	(1,776)
Stock-based compensation	(1,625)
Restructuring charges	(534)
Sales-tax reserve accrual, included in Selling and Marketing costs	235

Non-GAAP total expenses (cost of revenues and operating costs)	$64,129

Reconciliation of Net income to non-GAAP Net income

Net income applicable to common shareholders	$3,163
Adjustments to net income applicable to common shareholders
Net effect of adjustments to cost of revenues and operating costs	3,700
Preferred stock discount and dividend accretion	3,888

Non-GAAP net income	$10,751

ASPEN TECHNOLOGY, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands)

	March 31,	June 30,
	2006	2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$70,089	$68,149
Accounts receivable, net	51,690	52,254
Unbilled services	9,541	9,826
Current portion of long-term installments receivable, net	10,586	5,355
Deferred tax asset	701	692
Prepaid expenses and other current assets	8,351	11,483

Total current assets	150,958	147,759

Long-term installments receivable, net	32,551	19,425
Retained interest in sold receivables, net	17,396	16,667
Equipment and leasehold improvements, net	8,764	11,388
Computer software development costs, net	14,627	17,411
Intangible assets, net	21,555	26,852
Purchased intellectual property, net	306	730
Deferred tax asset	1,290	1,354
Other assets	2,466	2,656

Total assets	$249,913	$244,242

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Current portion of long-term debt	$232	$1,042
Accounts payable and accrued expenses	64,068	84,407
Deferred revenue	64,380	58,334
Total current liabilities	128,680	143,783

Long-term debt, less current maturities	188	338
Deferred revenue, less current portion	2,126	2,093
Deferred tax liability	2,780	2,760
Other liabilities	21,683	23,143

Redeemable preferred stock	132,720	121,210

Total stockholders' equity (deficit)	(38,264)	(49,085)

Total liabilities and stockholders' equity (deficit)	$249,913	$244,242